UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) February 28, 2013

Revel AC, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction

of Incorporation)

333-183492	27-4853856
(Commission File Number)	(IRS Employer Identification No.)

500 Boardwalk Atlantic City, New Jersey	08401
(Address of Principal Executive Offices)	(Zip Code)

(609) 572-6065

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

Omnibus Amendment

On February 28, 2013, Revel AC, Inc. (the “Company”) entered into an omnibus amendment (sixth amendment to 2012 Credit Agreement and first amendment to Disbursement Agreement) (the “Omnibus Amendment”) among the Company, the guarantors party thereto, the lenders party thereto, JPMorgan Chase Bank, N.A., as administrative agent, issuing bank and disbursement agent, and the other parties thereto. Capitalized terms used herein without definition have the meaning set forth in the Omnibus Amendment.

Sixth Amendment to 2012 Credit Agreement

The Omnibus Amendment includes a sixth amendment (the “Sixth Amendment”) to the Credit Agreement, dated as of May 3, 2012 (as amended by that certain First Amendment to Credit Agreement, dated as of August 22, 2012, that certain Incremental Facility Amendment, dated as of August 22, 2012, that certain Incremental Facility Amendment, dated as of August 27, 2012, that certain Second Amendment to Credit Agreement, dated as of December 20, 2012, that certain Third Amendment to Credit Agreement, dated as of January 30, 2013, that certain Fourth Amendment to the Credit Agreement, dated as of February 5, 2013, and that certain Fifth Amendment to the Credit Agreement, dated February 12, 2013, the “2012 Credit Agreement”), among the Company, the guarantors party thereto, the lenders party thereto, JPMorgan Chase Bank, N.A., as administrative agent and collateral agent, and the other parties thereto.

Pursuant to the Sixth Amendment the Company continues to be required to maintain a sum of the unused revolving commitments plus the lesser of (1) $5,000,000 and (2) cash and cash equivalents (excluding cage cash and certain other escrow or blocked accounts) that is greater than the sum of the Minimum Liquidity Thresholds (as defined below) and certain reserves associated with amenities capital expenditures. The Sixth Amendment adds a new required reserve amount associated with loans used to complete certain capital expenditures. The Sixth Amendment amends the 2012 Credit Agreement to change some of the Minimum Liquidity Thresholds and associated time periods. Pursuant to the Sixth Amendment, “Minimum Liquidity Thresholds” means from December 20, 2012 through January 29, 2013, $75,000,000; from January 30, 2013 through February 8, 2013, $66,000,000; from February 9, 2013 through February 12, 2013, $59,000,000; from February 13, 2013 through February 19, 2013, $55,000,000; from February 20, 2013 through February 26, 2013, $50,000,000; from February 27, 2013 through March 15, 2013, $35,000,000; from March 16, 2013 through April 15, 2013, $50,000,000; from April 16, 2013 through May 15, 2013, $45,000,000; and from May 16, 2013 through July 1, 2013, $20,000,000.

The Sixth Amendment also amends the 2012 Credit Agreement to lower the permitted maximum issuance amount of letters of credit issued by JPMorgan Chase Bank, N.A. in favor of a general contractor to $7,950,000, to allow for loans to be drawn up to $1,550,000 to complete certain capital expenditures and to remove a certification covenant with respect to certain payables.

First Amendment to Disbursement Agreement

The Omnibus Amendment includes a first amendment (the “First Amendment”) to the Amended and Restated Master Disbursement Agreement, dated as of December 20, 2012 (the “Disbursement Agreement”), among the Disbursement Agent, the Term Loan Agent, the 2012 Agent, U.S. Bank National Association, the Company and Revel Entertainment Group, LLC.

Pursuant to the First Amendment to the Disbursement Agreement, fees to the Disbursement Agent shall be paid on February 17, 2013, and on the 17th day of each April, June, August, October, December, and February rather than once annually. Each payment shall equal one-sixth of the annual Disbursement Agent fee.

The foregoing description is not complete and is qualified in its entirety by the Omnibus Amendment, which is filed herewith as Exhibit 10.1 and incorporated herein by this reference.

Certain lenders and agents under the 2012 Credit Agreement, and certain of their respective affiliates, have performed investment banking, commercial lending and advisory services for the Company and its affiliates, from time to time, for which they have received customary fees and expenses. These parties may, from time to time, engage in transactions with, and perform services for, the Company and its affiliates in the ordinary course of their business.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

10.1	Omnibus Amendment (sixth amendment to 2012 Credit Agreement and first amendment to Disbursement Agreement), dated as of February 28, 2013, among the Company, the guarantors party thereto, the lenders party thereto, JPMorgan Chase Bank, N.A., as administrative agent, issuing bank and disbursement agent and the other parties thereto

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REVEL AC, INC.

By:	/s/ Kevin DeSanctis
	Name:	Kevin DeSanctis
	Title:	Chief Executive Officer

Date: March 6, 2013

EXHIBIT INDEX

Exhibit No.	Description

10.1	Omnibus Amendment (sixth amendment to 2012 Credit Agreement and first amendment to Disbursement Agreement), dated as of February 28, 2013, among the Company, the guarantors party thereto, the lenders party thereto, JPMorgan Chase Bank, N.A., as administrative agent, issuing bank and disbursement agent and the other parties thereto

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